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DEAN HELLER
Secretary of Sate                                        Entity#
204 North Carson Street, Suite 1,                        C26435-2003
Carson City, Nevada K9701-4299                           Document Number
(775) 584 5706                                           20060805369-49
Website:secretaryofstate.biz                              Date Filed:
                                                          12/15/2006 10:45:48 AM
-------------------------------------------------         In the office of
Certificate of Change Pursuant
to NRS 78.209
                                                          Dean Heller
-------------------------------------------------         Secretary of State


               Certificate of Change filed Pursuant to NRS 78.209
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                         For Nevada Profit Corporations
                         ------------------------------

1    Name of corporation:
     Nitro Petroleum Incorporated.

2. The board of directors have adopted a resolution pursuant to NRS 78.207 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, or shares before the change:

     4000,000,000  shares of common stock, $0.001 par value
     10,000,000 shares of preferred stock, $0.001 par value.

4. The number of authorized shares and the par value, if any, of each class of series, if any, of shares after the change:

     2,000,000,000 shares of common stock  $0.001 par value.
     10,000,000 shares of preferred stock, $0.001 par value.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share or the same class or series:

     Each of the 29,608,000 currently outstanding shares of common stock will be forwarded split into five shares resulting in an aggregate of 148,040,000 shares outstanding after the effective date. Preferred shares will not be affected.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:
     n/s

7.   Effective date of filing (optional) 12/29/06

     8.  Officer Signature:    Ted Kozub
                               ----------------------------
                               Ted Kozub, President

     IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.